UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2022

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.04 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2022, DigitalBridge Group, Inc. (the “Company”) and Ronald M. Sanders, Executive Vice President, Chief Legal Officer and Secretary of the Company, entered into an Amended and Restated Employment Agreement (the “Agreement”). The Agreement provides for Mr. Sanders’ term of employment to conclude on April 27, 2023. The Agreement provides that if a successor chief legal officer of the Company is not satisfactorily established by April 27, 2023, the board of directors of the Company (the “Board”) may request that Mr. Sanders’ last day of employment be extended, with any such extension being subject to the consent of Mr. Sanders (such end date, as may be extended as described above, or accelerated by the Board, as described below, the “Expiration Date”).

The Agreement provides that if Mr. Sanders’ employment is terminated by reason of expiration of the employment term on the Expiration Date and Mr. Sanders executes a release of claims, he will be eligible to receive: (i) a cash payment equal to the product of (A) two and (B) the sum of (1) Mr. Sanders’ base salary in effect immediately prior to the Expiration Date and (2) the average annual bonus paid in respect of each of the three calendar years prior to the Expiration Date, (ii) to the extent unpaid, the annual bonus in respect of the 2022 calendar year, (iii) to the extent not issued, the issuance of the target value of annual equity-based awards (the “Target LTIP Award”) in respect of the 2022 calendar year (the “2022 LTIP Award”), (iv) a cash payment equal to the product of (A) the target bonus in effect for the 2023 calendar year, and (B) 32% (the “Pro-Rated Percentage”), unless the Expiration Date is extended past April 27, 2023, in which case the payment will be pro-rated based on the period of service in 2023, (v) issuance of LTIP Awards, subject to time-based vesting, equal to the product of (A) the Target LTIP Award in effect for the 2023 and (B) the Pro-Rated Percentage, unless the Expiration Date is extended past April 27, 2023, in which case the payment will be pro-rated based on the period of service in 2023, (vi) full vesting of all fund incentives that are outstanding and unvested, (vii) full vesting of all equity or equity-based awards relating to the securities of the Company issued to Mr. Sanders that are outstanding and unvested, provided that any equity awards subject to performance-based vesting, will remain outstanding and, notwithstanding the expiration of the employment term, will continue to vest based on the level of actual achievement of such performance goals or metrics and (viii) continuation of the Company’s contributions necessary to maintain medical, dental and vision benefits under the programs in which Mr. Sanders participated immediately prior to his termination of employment (collectively, the “Expiration Date Items”). The Agreement provides for a specified base salary of $475,000, an annual cash bonus target of $1,425,000 and a Target LTIP Award of $1,688,000, consistent with terms previously approved by the Compensation Committee. If Mr. Sanders departs prior to the Expiration Date or is terminated for Cause (as defined in the Agreement), Mr. Sanders will not receive the Expiration Date Items.

In the event of termination due to death or disability prior to the Expiration Date, Mr. Sanders will receive (i) a cash payment equal to the payment described in clause (i) of the preceding paragraph, adjusted pro rata for the period served from December 9, 2022 through the Expiration Date, (ii) the 2022 annual bonus (or target annual bonus for 2022 if the 2022 annual bonus has not been established) if such termination occurs on or after January 1, 2023 and prior to the payment of the annual bonus for 2022, (iii) a cash payment equal to the target bonus amount in effect for the calendar year in which the termination occurs, pro-rated for the period of service in such year, (iv) the 2022 LTIP Award if such termination occurs on or after January 1, 2023 and prior to issuance of the LTIP Award for 2022, (v) an LTIP Award equal to the Target LTIP Award in effect for the calendar year in which the termination occurs, pro-rated for the period of service in such year, and (vi) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

The Agreement also provides that the Board may change the Expiration Date to a date that is earlier than April 27, 2023. At such time, the employment term will end, and after Mr. Sanders executes a release of claims, he will be eligible to receive the Expiration Date Items with certain modifications.

Except as described above, the material terms of Mr. Sanders’ prior employment agreement remain unchanged. The description of Mr. Sanders’ prior employment agreement under the heading “Employment Agreements with Other Named Executive Officers” in the Company’s proxy statement, dated March 30, 2022 is hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of December 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2022	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer